Exhibit 10.25

OFFICE LEASE AGREEMENT
BETWEEN
WESTLAKE PARK PLACE, INC.,
AS LANDLORD
AND
ARCUTIS, INC.,
AS TENANT
DATED
January 31 , 2019
OFFICE LEASE AGREEMENT
Westlake Park Place, Thousand Oaks, California
Arcutis, Inc.

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	i

	(a)	Total Taking	21
	(b)	Partial Taking - Tenant’s Rights	21
	(c)	Partial Taking - Landlord’s Rights	21
	(d)	Award	22
	(e)	Repair	22
	(f)	Waiver	22
15.	Fire or Other Casualty		22
	(a)	Repair Estimate	22
	(b)	Tenant’s Rights	22
	(c)	Landlord’s Rights	22
	(d)	Repair Obligation	23
	(e)	Abatement of Rent	23
	(f)	Waiver	23
16.	Personal Property Taxes		23
17.	Events of Default		23
	(a)	Payment Default	23
	(b)	Abandonment	24
	(c)	Estoppel/Financial Statement / Commencement Date Letter	24
	(d)	Insurance	24
	(e)	Mechanic’s Liens	24
	(f)	Other Defaults	24
	(g)	Insolvency	24
18.	Remedies		24
	(a)	Termination of Lease	24
	(b)	Intentionally Deleted.	25
	(c)	Continue Lease in Effect	25
	(d)	Perform Acts on Behalf of Tenant	25
	(e)	Intentionally Deleted.	25
	(f)	Attorneys’ Fees	25
19.	Payment by Tenant; Non-Waiver; Cumulative Remedies		26
	(a)	Payment by Tenant	26
	(b)	No Waiver	26
	(c)	Cumulative Remedies	26
	(d)	No Designation	26
	(e)	No Counterclaims	26
20.	Landlord’s Lien		26
21.	Surrender of Premises		27
22.	Holding Over		28
23.	Certain Rights Reserved by Landlord		28
	(a)	Building Operations	28
	(b)	Access Control	28
	(c)	Repairs and Maintenance	29
	(d)	Prospective Purchasers and Lenders	29

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	ii

	(e)	Prospective Tenants	29
	(f)	Premises Access	29
24.	Intentionally Omitted		29
25.	Hazardous Materials		29
26.	Miscellaneous		31
	(a)	Landlord Transfer	31
	(b)	Landlord’s Liability	31
	(c)	Force Majeure	32
	(d)	Brokerage	32
	(e)	Estoppel Certificates	32
	(f)	Notices	32
	(g)	Separability	32
	(h)	Amendments; Binding Effect	32
	(i)	Quiet Enjoyment	33
	(j)	No Merger	33
	(k)	No Offer	33
	(l)	Entire Agreement	33
	(m)	Waiver of Jury Trial	33
	(n)	Governing Law	33
	(o)	Recording	33
	(p)	Joint and Several Liability	34
	(q)	Financial Reports	34
	(r)	Landlord Fees	34
	(s)	Telecommunications	34
	(t)	Representations and Warranties	35
	(u)	Confidentiality	35
	(v)	Authority	35
	(w)	Adjacent Excavation	36
	(x)	On-Site Refueling	36
	(y)	List of Exhibits	37
27.	Other Provisions		37
	(a)	Termination Option	37
	(b)	Tenant Access	37
	(c)	Security	38
	(d)	No Relocation	38
	(e)	Supplemental HVAC	38
28.	Disclaimer		38

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	iii

OFFICE LEASE AGREEMENT
This Office Lease Agreement (this “Lease”) is entered into as of __January 31__, 2019, by and between the Landlord and the Tenant hereinafter named.
BASIC LEASE INFORMATION

Landlord:	WESTLAKE PARK PLACE, INC., a Delaware corporation

Tenant:	ARCUTIS, INC., a Delaware corporation

Premises:
Suite No. 110, containing 4,741 rentable square feet, in the building located at 2945 Townsgate Road, Thousand Oaks, California (the “Building”). The Building is located in the complex commonly known as “Westlake Park Place East” and located at 2915, 2931, 2945, 3011, and 3027 Townsgate Road, Thousand Oaks, California 91361 (“Phase One”). Phase One is part of a two-phase project, where the second phase is commonly known as “Westlake Park Place West” (“Phase Two”); Phase Two is currently owned by a third party unrelated to Landlord. The term “Project” shall collectively refer to Phase One and Phase Two together with the driveways, associated parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation common areas associated therewith. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which Phase One is located (the “Phase One Land”) is described on Exhibit B-1, the land on which Phase Two is located (the “Phase Two Land”) is described on Exhibit B-2, and the land on which the Project as a whole is located (the “Land”) is described on Exhibit B-3.

Term:	Approximately thirty (30) months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 30th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:
The earliest of: (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, which is anticipated to be March 1, 2019; (b) the date on which the Work (as defined in Exhibit D hereto) in the Premises is Substantially Completed (as defined in Exhibit D hereto); or (c) the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit D hereto).

Base Rent:	Base Rent shall be the following amounts for the following periods of time:

	Lease Month	Monthly Base Rent Rate Per Rentable Square Foot	Monthly Base Rent

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	1

	1 - 12	$3.30	$15,645.30

	13 - 24	$3.40	$16,119.40

	25 - 30	$3.50	$16,593.50

As used herein, the term “Lease Month” shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Commencement Date to the first (1st) day of the next calendar month shall be included in the first (1st) Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month). Notwithstanding anything to the contrary set forth above, provided that Tenant is not then in default under this Lease beyond any applicable notice and cure periods set forth herein, Base Rent shall abate during the second (2nd) Lease Month of the Term.

Rent:	Base Rent, Additional Rent, Taxes and Insurance (each as defined in Exhibit C hereto), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Security Deposit:	$78,226.50, subject to the terms and conditions of Section 6 of the Lease.

Tenant Improvements:	Landlord shall provide certain Tenant improvements as set forth in Exhibit D attached hereto.

Permitted Use:	General office use consistent with the character of a first-class office building, and for no other purpose whatsoever.

Tenant’s Proportionate Share:
“Tenant’s Proportionate Share” means, collectively, two (2) separate percentages (Tenant’s Proportionate Share of the Building and Tenant’s Proportionate Share of the Project), which shall be adjusted based on Tenant’s Rentable Square Footage, as follows:

(i)“Tenant’s Proportionate Share of the Building” shall be equal to 7.8408%, which is the percentage obtained by dividing (a) Tenant’s Rentable Square Footage, by (b) the rentable square feet in the Building at the time a respective charge was incurred, which at the time of execution of this Lease is 60,466 rentable square feet. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive as to the square footage in existence on the date of this Lease and shall be binding upon them.

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(ii)“Tenant’s Proportionate Share of the Project” shall be equal to 1.0257%, which is the percentage obtained by dividing (a) Tenant’s Rentable Square Footage, by (b) the rentable square feet in the Project at the time a respective charge was incurred, which at the time of execution of this Lease is 462,210 rentable square feet. Landlord and Tenant acknowledge and agree that the number of rentable square feet in the Project, and thus Tenant’s Proportionate Share of the Project, will change as additional buildings are completed on Phase Two. Landlord shall provide Tenant with written notice of any such change, which shall become binding upon Tenant upon delivery thereof to Tenant and Tenant’s Proportionate Share shall be adjusted retroactive to the date such rentable square footage was added to the Project.

As used in this Lease, “Tenant’s Proportionate Share” shall be deemed to mean Tenant’s Proportionate Share of the Building, with respect to those charges that pertain solely to the Building, and shall be deemed to mean Tenant’s Proportionate Share of the Project with respect to those charges that pertain to the Project as a whole.

Initial Liability Insurance Amount:	$3,000,000

Broker/Agent:	For Tenant: Cresa

For Landlord: CBRE

Tenant’s Address:	Prior to Commencement Date: 70 Willow Road, Suite 200 Menlo Park, CA 94025 Attention: Frank Watanabe Telephone: 650-847-4115 x701 Email: tfw@arcutis.com	Following Commencement Date: The Premises Attention: Frank Watanabe Telephone: 805-418-5006 x701 Email: tfw@arcutis.com

Landlord’s Address:	For all Notices: CBRE 24303 Town Center Drive, Suite 160 Valencia, California 91355 Attention: Westlake Property Manager Telephone: 661-255-0765 Telecopy: 661-255-9762	With a copy to: Westlake Park Place, Inc. c/o Invesco Real Estate 2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 Attention: Westlake Asset Manager Telephone: 972-715-7400 Telecopy: 972-715-5811

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	3

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. If any conflict exists between any Basic Lease Information and the following provisions of the Lease, then such following provisions of the Lease shall control.
LEASE PROVISIONS
1.Definitions and Basic Provisions. The definitions and basic provisions set forth in the foregoing Basic Lease Information (the “Basic Lease Information”) are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other nationally or regionally recognized holiday; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “Normal Business Hours” means 8:00 a.m. to 6:00p.m. on Business Days and 9:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, and employees.
2.Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).
3.Tender of Possession.
(a)Estimated Delivery Date; Delay in Delivery. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about March 1, 2019 (the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then: (1) the validity of this Lease shall not be affected or impaired thereby; (2) Landlord shall not be in default hereunder; and (3) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant; provided, however, if, except in connection with any Tenant Delay (defined below) or delay caused by Casualty, Taking, or other Force Majeure Event (defined in Section 26(c)), Landlord fails to tender possession of the Premises in the condition required hereunder to Tenant by the Estimated Delivery Date, then Tenant shall be entitled to liquidated damages equal to one (1) day of free Base Rent for each day beyond the Estimated Delivery Date until the date that Landlord delivers the Premises to Tenant in accordance with the terms of this Lease. If Landlord’s Work is completed prior to the Estimated Delivery Date then Landlord shall cause the Delivery Date to occur upon such completion. Notwithstanding anything in this Lease to the contrary, if Landlord fails to deliver possession of the Premises in the condition required herein by the date which is ninety (90) days after the Estimated Delivery Date, except if such failure is due to a Tenant Delay or Force

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	4

Majeure Event, then Tenant, as its sole and exclusive remedy in addition to the Base Rent abatement provided above, shall have the right to terminate this Lease by written notice to Landlord given at any time thereafter but prior to delivery of the Premises to Tenant in the condition required herein and within thirty (30) days after such termination, Landlord shall refund to Tenant the Security Deposit, any prepaid Rent. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent.
(b)Confirmation Letter. Within ten (10) business days after occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit F hereto confirming: (1) the Commencement Date (as defined in the Basic Lease Information) and the expiration date of the initial Term (as defined in the Basic Lease Information); (2) that Tenant has accepted the Premises; and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Tenant’s failure to execute such document within ten (10) business days of receipt thereof from Landlord shall be deemed to constitute Tenant’s agreement to the contents of such document. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent.
(c)Premises “AS-IS”. Tenant acknowledges that: (i) it has been advised by Landlord, Landlord’s broker and Tenant’s broker, if any, to satisfy itself with respect to the condition of the Premises (including, without limitation, the Building’s Systems located therein, and the security and environmental aspects thereof) and the present and future suitability of the Premises for Tenant’s intended use; (ii) Tenant has made such inspection and investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Premises; and (iii) neither Landlord nor any of Landlord’s agents has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Premises other than as may be specifically set forth in this Lease. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in its then “AS IS” condition, subject to all applicable Laws, and subject to the performance of punch-list items that remain to be performed by Landlord, if any.
4.Rent. Tenant shall timely pay to Landlord Rent (as defined in the Basic Lease Information), including the amounts set forth in Exhibit C hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Base Rent (as defined in .the Basic Lease Information) and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Base Rent, adjusted as herein provided, shall be payable monthly in advance. The first (1st) monthly installment of Base Rent shall be payable contemporaneously with Tenant’s execution of this Lease; thereafter, Base Rent shall be payable on the first (1st) day of each month beginning on the first (1st) day of the second (2nd) full calendar month of the Term. The monthly Base Rent for any partial month at the beginning of the Term shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Base Rent in effect during the partial month and the number of days in the partial month, and shall be due on the

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	5

Commencement Date. Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent, Taxes and Insurance (each as defined in Exhibit C) at the same time and in the same manner as Base Rent.
5.Delinquent Payment; Handling Charges. Any payments (other than late charges) required of Tenant hereunder shall bear interest from the date which is five (5) days after the date due until paid at the lesser of ten percent (10%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”). Additionally, if Tenant fails to pay any installment of Rent within five (5) days after its due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount; provided, however, that the late charge shall not be imposed upon Tenant without providing five days’ prior written notice one (1) time in any twelve (12) month period. The parties agree that such late charge is intended to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. Any such late charge and interest payment shall be payable as Additional Rent under this Lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.
6.Security Deposit. Contemporaneously with Tenant’s execution of this Lease, Tenant shall pay to Landlord the Security Deposit (as defined in the Basic Lease Information), which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined in Section 17). Notwithstanding anything to the contrary contained herein, upon the first day after the expiration of the twelfth (12th) Lease Month of the Term (the “Reduction Date”), provided that Tenant is not then in default of this Lease and Landlord has not applied any portion of the Security Deposit in accordance herewith, the Security Deposit shall be reduced to $46,935.90, with any balance being held by Landlord in excess of such amount to be returned Tenant within thirty (30) days of the Reduction Date. Landlord may, at Landlord’s discretion, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder or in connection with Landlord’s remedies under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to the amount then required to be held by Landlord pursuant hereto. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within the time required by applicable Law, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. Tenant hereby waives the protections of Section 1950.7(c) of the California Civil Code, as it may hereafter be amended, or similar laws of like import. Unless required otherwise by applicable Law, the Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, upon such transfer (and the delivery to Tenant of an acknowledgement of the transferee’s responsibility for the Security Deposit if required by Law), Landlord thereafter shall have no further liability for the return of the Security Deposit.

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	6

7.Services; Utilities; Common Areas
(a)Services. Landlord shall use all reasonable efforts to furnish to Tenant: (i) water at those points of supply provided for general use of tenants of the Building and to the Premises; (ii) heated and refrigerated air conditioning as appropriate, at such temperatures and in such amounts as are required by governmental authority or as are standard for first class office buildings similar to the Building during Normal Business Hours; (iii) janitorial service to the Premises on weekdays, other than Holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (iv) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may limit the number of operating elevators during non-business hours, during repairs, and Holidays; (v) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord’s standard charge for such bulbs and tubes shall be paid by Tenant; and (vi) electrical current for equipment whose electrical energy consumption does not exceed normal office usage. If Tenant desires any of the services specified in Section 7(a)(ii) at a time other than Normal Business Hours, then such services shall be supplied to Tenant upon the request of Tenant sent at least twenty-four (24) hours in advance (and, if less than twenty-four (24) hours’ prior notice is given, Landlord shall use commercially reasonable efforts to supply such services if Tenant requests same by 3:00 P.M. local time on the last business day prior to the requested date), and Tenant shall pay to Landlord the cost of such after-hours HVAC service (which, as of the Effective Date is $35 per hour) within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing HVAC service to Tenant at a time other than Normal Business Hours, shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service.
(b)Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment whose electrical energy consumption exceeds normal office usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a), Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers and electrical panels serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers and electrical panels to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation,

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	7

operation, use, and maintenance, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord’s obligation to furnish services under Section 7(a) shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than thirty (30) days’ prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service. Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs relating to, such service. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder.
(c)Common Areas. The term “Common Area” is defined for all purposes of this Lease as that part of Phase One or the Project intended for the common use of all tenants, including among other facilities (as such may be applicable to the Project), the ground floor lobby, elevator lobbies and hallways on multi-tenant floors, parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, a parking garage (if ever constructed), and the like, but excluding: (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Project which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefiting the area which includes the Premises); and (iv) areas leased to a single-purpose user where access is restricted. In addition, although the roof(s) of the building(s) in the Project is not literally part of the Common Area, it will be deemed to be so included for purposes of: (i)Landlord’s ability to prescribe rules and regulations regarding same; and (ii) its inclusion for purposes of Operating Costs reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Project; provided and on the condition that such changes do not materially and adversely impact Tenant’s (A) Permitted Use or (B) access to the Premises or the Common Area amenities, or reduce the amount of parking available to Tenant to below applicable Laws, without variance. For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time substitute for any parking area other areas reasonably accessible to the tenants of Phase One or Project, as applicable, which areas may be elevated, surface or underground. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non- exclusive right to use the Common Area (excluding roof(s)) as constituted from time to time, such use to be in common with Landlord, other tenants in the Phase One and/or Project, as applicable, and other persons permitted by Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record (the “Restrictions”); provided, that the same do not materially increase Tenant’s obligations or decrease Tenant’s rights under this Lease, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. As used herein, the term “Restrictions” shall include all matters if record that encumber the Project at any time, including, without limitation, that certain Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for Westlake Park Place recorded in the real property records of Ventura County, California, as Instrument No. 00109053-0, as amended (“CC&Rs”). Landlord represents and warrants to Tenant that as of the date hereof, to Landlord’s actual knowledge, the Permitted Use is not prohibited under any of

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the terms and provisions of the Restrictions, including the CC&Rs. For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:
(i)Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.
(ii)Landlord may temporarily close any part of the Common Area for such periods of time as may be reasonably necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights; provided, however, Landlord shall use commercially reasonable and diligent efforts to not completely block Tenant’s access to the Premises.
(iii)With regard to the roof(s) of the building(s) in the Building or Project, as applicable, use of the roof(s) is reserved to Landlord, or with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.
(d)Parking. Tenant may, but shall not have any obligation, to utilize up to four (4) unreserved parking spaces in Phase One per 1,000 rentable square feet in the Premises, for the parking of passenger automobiles, at no additional charge or cost. Tenant shall comply with the parking rules and regulations which are attached hereto as Exhibit K. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of Phase One and related facilities, provided that such changes are commercially reasonable, are applicable to all tenants of Phase One, will not materially or unreasonably interfere with Tenant’s use of or access to the Premises (or any parking areas or facilities), will not materially increase Tenant’s obligations, liabilities or costs under this Lease, will not materially decrease Tenant’s rights under this Lease, and are enforced by Landlord in a non- discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.
8.Alterations; Repairs; Maintenance; Signs.
(a)Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord, which consent shall not be unreasonable withheld, conditioned or delayed, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time Tenant requests Landlord’s consent to any Alterations if the desired Alterations: (i) may affect the Building’s Systems or Building’s Structure; (ii) will require the filing of plans and specifications with any governmental or quasi- governmental agency or authority; (iii) will cost in excess of Five Thousand and 00/100 Dollars ($5,000.00); or (iv) will require a building permit or similar governmental approval to undertake. Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord’s reasonable out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s

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sole cost and expense by a contractor approved in writing by Landlord. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may require. Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas either within or without the Building or Project, as applicable, in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of Phase One or Project, as applicable, in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless Landlord requires the removal of such Alterations, which required removal shall be communicated to Tenant in writing at the time Landlord approves such Alterations. If Landlord requires the removal of such Alterations, Tenant shall at its sole cost and expense, forthwith and with all due diligence (but in any event not later than ten (10) days after the expiration or earlier termination of the Lease) remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed (including without limitation stairs, bank vaults, and cabling, if applicable) and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in Phase One or Project, as applicable. Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability or damage resulting from such work and Tenant shall, if requested by Landlord in connection with Alterations in excess of Twenty Five Thousand Dollars ($25,000), furnish a bond or other security reasonably satisfactory to Landlord against any such loss, liability or damage. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor shall be (A) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (B) labeled every 3 meters with the Tenant’s name and origination and destination points; (C) installed in accordance with all EIA/TIA standards and the National Electric Code; (D) installed and routed in accordance with a routing plan showing “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may request. The routing plan shall be available to Landlord and its agents at the Building upon request.
(b)Repairs; Maintenance.
(i)By Landlord. Landlord shall, subject to reimbursement as set forth in Exhibit C, keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall not be liable for any failure to make any such

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repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party, Tenant shall pay the costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost of the repairs. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Project pursuant to Landlord’s rights and obligations under the Lease; provided, however, except in connection with emergency related work, Landlord shall undertake commercially reasonable efforts to avoid interrupting Tenant’s Permitted Use within the Premises, including, without limitation, performing unreasonably loud or disruptive work (such as saw cutting, core drilling, or other work causing unreasonably loud noise or vibrations affecting the Premises) to be done outside of Normal Business Hours. To the extent allowed by law, Tenant waives the right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, and the right to terminate the Lease under Section 1932(1) of the California Civil Code, and any other laws, statutes or ordinances now or hereafter in effect of like import.
(ii)By Tenant. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good condition and repair, ordinary wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or Project; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations performed by contractors retained by or on behalf of Tenant, including related HVAC balancing; and (9) all of Tenant’s furnishings, trade fixtures, equipment and inventory. All work shall be performed in accordance with the rules and procedures described in Section 8(a). If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required if there is an emergency or if the area to be repaired is visible from the exterior of the Building), Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost of the repairs. At the expiration of this Lease, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord. All personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, shall be stored at the sole risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, and break rooms) for mold prevention. Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or

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take appropriate corrective action. Tenant relieves Landlord from any liability for any bodily injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises. In addition, execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention are integral to its Lease obligations. Tenant shall adopt and implement the moisture and mold control guidelines set forth on Exhibit J attached hereto.
(iii)Performance of Work. All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed (provided, however, such approval may be granted or withheld in Landlord’s sole discretion if the work affects the Building’s Structure or the Building’s Systems, including, without limitation, the roof, as provided below). Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, but in no event less than: (i) Commercial General Liability insurance on an occurrence basis in amounts not less than $2,000,000 ($1,000,000 of which may be in excess umbrella coverage) naming Landlord, Landlord’s property management company and Invesco Advisers, Inc. (“Invesco”) as additional insureds; (ii) workers’ compensation insurance in amounts required by statute; and (iii) Business Automobile Liability insurance on an occurrence basis in amounts not less than $1,000,000. Tenant shall provide Landlord with insurance certificates for such contractors and subcontractors prior to commencement of any work. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work at the Premises (provided, however, if such persons are performing work under contract by a general contractor hired by Tenant, then only the general contractor’s identity and contact information shall be required) prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All work affecting the Building’s Structure and the Building’s Systems and roof of the Building shall, at Landlord’s discretion, be performed by Landlord’s contractor or a contractor approved by Landlord in its sole and absolute discretion and no such work will be permitted if it would void or reduce the warranty on the roof.
(c)Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within thirty (30) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting

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with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, Invesco, any subsidiary or affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. The foregoing indemnity shall survive termination or expiration of this Lease.
(d)Signs. Landlord shall, at Landlord’s cost, provide Tenant with its initial Building standard signage at the entrance to Tenant’s Premises and in the Building’s lobby directory. Tenant shall be responsible for all costs of installing, maintaining, removing and restoration of said signage. Except as expressly provided above, Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Building; or (ii) the Common Areas; or (iii) any area visible from the exterior of the Premises without Landlord’s prior written approval, which approval shall be granted or withheld by Landlord in its sole discretion. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises, which in Landlord’s reasonable opinion, is of such a nature as to not be in keeping with the standards of the Building, and if Tenant fails to do so, Landlord may without liability remove the same at Tenant’s expense. Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in Phase One or Project, as applicable. Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Tenant fails to do so, Landlord may have the sign removed and the cost of removal plus fifteen percent (15%) as an administrative fee shall be payable by Tenant within ten (10) days of invoice.
9.Use. Tenant shall occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to any use that would damage the Premises. Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law. The population density within the Premises as a whole shall at no time exceed one person for each 150 rentable square foot in the Premises. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant: (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) within the Premises after the Commencement Date; and (b) Landlord shall bear the risk of complying with the Disabilities Acts

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(i) within the Premises prior to and as of the Commencement Date and (ii) in the Common Areas throughout the Term (subject to reimbursement to the extent permitted pursuant to Exhibit C), other than compliance that is necessitated by or as a result of any alterations or additions made by Tenant or any particular use by Tenant other than the Permitted Use (which risk and responsibility shall be borne by Tenant). Tenant shall not use any substantial portion of the Premises for a “call center”, any other telemarketing use, or any credit processing use. In addition, the Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters; or which involves political or moral issues (such as abortion issues). Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such increase shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease, and Landlord’s acceptance of such amounts shall not waive any of Landlord’s other rights. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.
10.Assignment and Subletting.
(a)Transfers. Tenant shall not, without the prior written consent of Landlord: (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5)grant any license, concession, or other right of occupancy of any portion of the Premises; or (6)permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer”). Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without the prior written consent of Landlord, but with written notice to Landlord prior thereto, or as promptly as reasonably practical thereafter, to assign this Lease or sublease all or any portion of the Premises (i) to any Affiliate of Tenant, or (ii) in connection with a sale or transfer of all or substantially all of the assets, stock or ownership interests of Tenant, or (iii) to an entity which has a tangible net worth, as evidenced by certified financials delivered to Landlord, equal or greater to that of Tenant’s tangible net worth as of the date of this Lease (any Transfer described in subclauses (i) through (iii) being referred to herein as a “Permitted Transfer”) and a transferee in connection with a Permitted Transfer a “Permitted Transferee”), provided that: (x) within five (5) business days after the effective date of such assignment or sublease, Tenant shall give notice to Landlord, which notice shall include the full name and address of the Permitted Transferee, and shall provide Landlord with copies of all agreements executed between Tenant and the Permitted Transferee with respect to the Premises, and evidence that such Permitted Transferee has obtained the

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insurance required under this Lease; (y) within ten (10) business days after Landlord's written request, Tenant shall provide such documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the Transfer meets the Permitted Transfer criteria in subsections (i), (ii) or (iii) above; and (z) such Permitted Transferee must use the Premises for the Permitted Use set forth in this Lease and shall in no event use the Premises or any part thereof in violation of applicable Laws or any then current exclusives or prohibited uses binding on the Premises. Tenant shall pay Landlord's reasonable costs and reasonable attorney’s fees in reviewing such assignment but in no such event shall such costs and fees exceed Three Thousand Five Hundred Dollars ($3,500).
(b)Consent Standards. To the extent that Landlord’s consent is required hereunder, Landlord shall not unreasonably withhold, condition or delay its consent to any assignment or subletting of the Premises, provided that Tenant is not then in default under this Lease beyond any applicable notice and/or cure period and the proposed transferee: (1) is creditworthy; (2) has a good reputation in the business community; (3) will use the Premises for the Permitted Use (thus, excluding without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of Phase One or Project, as applicable; (4) will not use the Premises, Phase One or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Phase One or Project; (5) is not a governmental entity, or subdivision or agency thereof; (6) is not another occupant of Phase One or the Project; and (7) is not a person or entity with whom Landlord is then, or has been within the four (4) month period prior to the date Tenant sought Landlord’s consent, negotiating to lease space in Phase One or the Project, or any Affiliate of any such person or entity (all of the foregoing Section 10(b)(1) through Section 10(b)(7) being deemed reasonable bases for withholding consent); otherwise, Landlord may withhold its consent in its sole discretion.
(c)Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request.
(d)Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice

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from Landlord to do so following the occurrence of an Event of Default hereunder. In all events, it is understood and agreed that all rents paid to Tenant by an assignee or subtenant shall be received by Tenant in trust for Landlord and shall be forwarded to Landlord without offset or reduction of any kind. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment (provided that the foregoing shall not waive any approval right that Landlord may have with respect to such improvements pursuant to another provision of this Lease).
(e)Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.
(f)Cancellation. Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective; provided, however, if Landlord elects to exercise its right to recapture set forth in this Subsection 10(f), then Tenant shall have the right to rescind its request for consent to the Transfer by delivering written notice of such rescission to Landlord within three (3) business days after delivery of Landlord’s notice to recapture so long as Tenant reimburses Landlord for all of its reasonable costs and expenses incurred in connection with reviewing and exercising such recapture right, including, without limitation, reasonable attorneys’ and brokers’ fees. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises, Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer, and Rent shall be reduced proportionately based on the remaining square footage in the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.
(g)Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of all compensation received by Tenant

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for a Transfer over the Rent allocable to the portion of the Premises covered thereby, after deducting Tenant’s reasonable and documented costs incurred in connection with such Transfer.
(h)Waiver. Tenant hereby waives any suretyship defenses it may now or hereafter have to an action brought by Landlord including those contained in Sections 2787 through 2856, inclusive, 2899 and 3433 of the California Civil Code, as now or hereafter amended, or similar laws of like import.
11.Insurance; Waivers; Subrogation; Indemnity.
(a)Tenant’s Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies:
(i)Commercial General Liability Insurance in amounts of no less than$3,000,000 per occurrence for bodily injury and property damage, $3,000,000 each person or organization for personal and advertising injury, $3,000,000 general aggregate, and $3,000,000 products and completed operations aggregate covering: (A) premises/operations liability, (B) products/completed operations liability, (C) personal and advertising injury liability, (D) independent contractors liability, and (E) broad form contractual liability. Such policy shall: (1) be primary and non-contributory to any insurance or self-insurance maintained by Tenant, Landlord, Landlord’s property management company and Invesco with respect to the use and occupancy of the Premises including all operations conducted thereon; (2) include severability of interests or cross liability provisions; (3) be endorsed to add Landlord, Landlord’s property management company, and Invesco as additional insureds using Insurance Services Office (“ISO”) form CG 20 26 07 04 and, where applicable, 20 37 07 04 or substitute equivalent forms approved in writing by Landlord; (4) include terrorism coverage up to the full per occurrence and aggregate limits available under the policy; and (5) insure other activities that the Landlord deems necessary, such as insurance for liquor liability. Limits can be satisfied through the maintenance of a combination of primary and umbrella policies. Tenant may maintain such insurance on a multi-location basis provided that the aggregate limits or sublimits on each policy are dedicated to the Premises and thereby not subject to dilution by claims occurring at other locations.
(ii)Automobile Liability Insurance (if applicable) covering the ownership, maintenance, and operations of any automobile or automotive equipment, whether such auto is owned, hired, and non-owned. Tenant shall maintain insurance with a combined single limit for bodily injury and property damage of not less than the equivalent of $1,000,000 per accident. Limits can be satisfied through the maintenance of a combination of primary and umbrella policies. Such insurance shall cover Tenant against claims for bodily injury, including death resulting therefrom, and damage to the property of others caused by accident regardless of whether such operations are performed by Tenant, Tenant’s agents, or by any one directly or indirectly employed by any of them. Tenant’s automobile liability insurance shall be endorsed to add Landlord, Landlord’s property management company, and Invesco as additional insureds
(iii)Commercial Property Insurance covering at full replacement cost value the following property in the Premises: (A) inventory; (B) FF&E (unattached furniture, fixtures, and equipment); (C) alterations, improvements and betterments made by the Tenant including but not necessarily limited to all permanently attached fixtures and equipment; and (D) any other property in which the Tenant retains the risk of loss including electronic data processing equipment, employee personal property or other property owned or leased by Tenant. Such property insurance shall include: (1) coverage against such perils as are

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commonly included in the special causes of loss form, with no exclusions for wind and hail, vandalism and malicious mischief, and endorsed to add the perils of earthquake, flood, and terrorism; (2) business income coverage providing for the full recovery of loss of rents and continuing expenses on an actual loss sustained basis for a period of not less than 12 months; (3) an “agreed amount” endorsement waiving any coinsurance requirements; and (4) a loss payable endorsement providing that Tenant, Landlord, and Landlord’s Mortgagee (as hereinafter defined) shall be a loss payee on the policy with regard to the loss of rents coverage. “Full replacement value,” as used herein, means the cost of repairing, replacing, or reinstating, including demolishing, any item of property, with materials of like kind and quality in compliance with, (and without, an exclusion pertaining to application of), any law or building ordinance regulating repair or construction at the time of loss and without deduction for physical, accounting, or any other depreciation, in an amount sufficient to meet the requirements of any applicable co-insurance clause and to prevent Tenant from being a co-insurer.
(iv)Workers Compensation Insurance covering statutory benefits in the state where the Premises is located. This policy shall include “other states” insurance, so as to include all states not named on the declarations page of the insurance policy, except for the monopolistic states. Tenant is required to carry this insurance regardless of eligibility for waiver or exemption of coverage under any applicable state statute. Such insurance shall include an employers liability coverage part with limits that shall be not less than $1,000,000 each accident for bodily injury by accident and $1,000,000 each employee and policy limit for bodily injury by disease.
(v)Such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time.
Tenant’s commercial general liability insurance, automobile liability insurance and, all other insurance policies, where such policies permit coverage for Landlord as an additional insured, shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, and where applicable with the additional insured endorsements in forms CG 20 26 07 04 and 20 37 07 04 (or other equivalent forms approved in writing by Landlord), and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation, non-renewal or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies licensed to do business in the state where the Premises is located, rated by AM Best as having a financial strength rating of “A-” or better and a financial size category of “IX” or greater, or otherwise reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of such cost. It is expressly understood and agreed that the foregoing minimum limits of liability and coverages required of Tenant’s insurance shall not reduce or limit the obligation of the Tenant to indemnify the

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Landlord as provided in this Lease. All policies required herein shall use occurrence based forms. Any and all of the premiums, deductibles and self-insured retentions associated with the policies providing the insurance coverage required herein shall be assumed by, for the account of, and at the sole risk of Tenant. Deductibles or self-insured retentions may not exceed $10,000 without the prior written approval of Landlord.
(b)Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant, it being agreed that Landlord shall have no obligation to provide insurance for such property), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $3,000,000 per occurrence for bodily injury and property damage, $3,000,000 each person or organization for personal and advertising injury, $3,000,000 general aggregate, and $3,000,000 products and completed operations aggregate. Limits can be satisfied through the maintenance of a combination of primary and umbrella policies. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project as set forth on Exhibit C. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.
(c)Waiver of Subrogation. Notwithstanding anything to the contrary herein, to the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant shall each agree to waive any right to recover against the other party (and the other party’s agents, officers, directors and employees) on account of any and all claims it may have against the other party (and the other party’s agents, officers, directors and employees) with respect to the insurance actually maintained, or required to be maintained hereunder, under subparagraphs 11(a)(i) through (vi), inclusive, and to the extent proceeds are realized from such insurance coverage that are applied to such claims. Each policy described in this Lease shall contain a waiver of subrogation endorsement that provides that the waiver of any right to recovery shall not invalidate the policy in any way.
(d)Indemnity.
(1)Subject to Section 11(c), Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) and all losses and damages arising from: (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) arising from any occurrence in the Premises, the use of the Common Areas by any Tenant Party, or the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment; or (2) Tenant’s failure to perform its obligations under this Lease, IN EACH CASE EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS (OTHER THAN A LOSS ARISING FROM THE SOLE NEGLIGENCE OF LANDLORD OR ITS AGENTS), AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS. THIS INDEMNITY IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS

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ARE JOINTLY, COMPARATIVELY, CONTRIBUTIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT.
(1)Subject to Section 11(c), Landlord shall indemnify, defend and hold harmless Tenant and any Tenant Party from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees arising from (i) the negligence or intentional misconduct of Landlord or any Landlord Indemnitee or (ii) Landlord’s failure to perform its obligations under this Lease.
The indemnities set forth in this Section 11(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party in its reasonable discretion.
12.Subordination; Attornment; Notice to Landlord’s Mortgagee.
(a)Subordination. This Lease shall be subject and subordinate to any deed of trust, mortgage, or other security instrument (each, as renewed, modified, and/or extended from time to time, a “Mortgage”), or any ground lease, master lease, or primary lease (each, as renewed, modified, and/or extended from time to time, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.
(b)Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.
(c)Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

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(d)Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.
13.Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit E. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises, will not materially increase Tenant’s duties or obligations or materially decrease Tenant’s rights hereunder, and must be enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.
14.Condemnation.
(a)Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.
(b)Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.
(c)Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this

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Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).
(d)Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.
(e)Repair. If the Lease is not terminated, Landlord shall proceed with reasonable diligence to restore the remaining part of the Premises and the Building substantially to their former condition to the extent feasible to constitute a complete and tenantable Premises and Building; provided, however, that Landlord shall only be required to reconstruct building standard leasehold improvements existing in the Premises as of the date of the Taking, and Tenant shall be required to pay the cost for restoring any other leasehold improvements. In no event shall Landlord be required to spend more than the condemnation proceeds received by Landlord for such repair.
(f)Waiver. The rights contained in this Section 14 shall be Tenant’s sole and exclusive remedy in the event of a taking or condemnation. Landlord and Tenant each waives the provisions of Section 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.
15.Fire or Other Casualty.
(a)Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.
(b)Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.
(c)Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

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(d)Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, then Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).
(e)Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.
(f)Waiver. The rights contained in this Section 15 shall be Tenant’s sole and exclusive remedy in the event of a Casualty. Tenant hereby waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code and the provisions of any successor or other law of like import.
16.Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.
17.Events of Default. Each of the following occurrences shall be an “Event of Default”:
(a)Payment Default. Tenant’s failure to pay Rent within five (5) calendar days after the same is due and Tenant’s receipt of written notice of such past due amount; provided, however, that Landlord shall not be required to deliver more than two (2) such notices in any calendar year in connection with Tenant’s failure to pay monthly Rent;

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(b)Abandonment. Tenant abandons the Premises or any substantial portion thereof, abandonment being defined pursuant to applicable law.
(c)Estoppel/Financial Statement / Commencement Date Letter. Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(e); (ii) any financial statement after Landlord’s written request therefor pursuant to Section 26(q); or (iii) the Confirmation of Commencement Date in the form of Exhibit F as required by Section 3, and such failure shall continue for five (5) calendar days after Landlord’s second (2nd) written notice thereof to Tenant;
(d)Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a);
(e)Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);
(f)Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more (or such longer period as is reasonably necessary to complete such cure provided that within such 30-day period Tenant has commenced and diligently cures same within sixty (60) days of Landlord’s notice) after Landlord has delivered to Tenant written notice thereof, which notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure; and
(g)Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) calendar days after the filing thereof.
18.Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:
(a)Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall immediately surrender the Premises to Landlord. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:
(i)The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus
(ii)The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves reasonably could have been avoided; plus

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(iii)The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves reasonably could be avoided; plus
(iv)Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including all amounts due under Section 19(a); plus
(v)At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.
As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Default Rate. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
(b)Intentionally Deleted.
(c)Continue Lease in Effect. In addition to all other rights and remedies provided Landlord in this Lease and by Law, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover Rents as they become due if Tenant has the right to sublet or assign the Lease, subject to reasonable limitations);
(d)Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate; and/or
(e)Intentionally Deleted.
(f)Attorneys’ Fees. If either Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and court costs reasonably incurred. Landlord shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

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19.Payment by Tenant; Non-Waiver; Cumulative Remedies.
(a)Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (4) performing Tenant’s obligations which Tenant failed to perform; and (5) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.
(b)No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.
(c)Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.
(d)No Designation. To the extent allowed by Law, if Tenant is in arrears in payment of Rent, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which any such payments shall be credited.
(e)No Counterclaims. To the extent allowed by Law, Tenant shall not interpose any counterclaim (other than a compulsory counterclaim) in any summary proceeding commenced by Landlord to recover possession of the Premises and shall not seek to consolidate such proceeding with any action which may have been or will be brought by Tenant or any other person or entity.
20.Landlord’s Lien. In addition to any statutory landlord’s lien now in effect or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in Tenant’s owned furniture and non-confidential, non-proprietary owned equipment situated in or upon the Premises or the Project, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the “Collateral”). Such personalty thus encumbered expressly excludes intellectual property, confidential or proprietary property, inventory, contract rights, accounts receivable and the proceeds thereof. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the

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“UCC”). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five (5) days’ prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant’s expense at the state and county Uniform Commercial Code filing offices. Within ten (10) days following written request therefor, Tenant shall execute financing statements to be filed of record to perfect Landlord’s security interest in the Collateral. The landlord’s lien shall survive the expiration or earlier termination of the Lease, until all obligations of Tenant have been fully performed.
Notwithstanding the foregoing, however, Landlord shall, at no cost to Landlord, when requested to do so by Tenant in writing, execute appropriate documents reasonably acceptable to Landlord to subordinate Landlord’s statutory, contractual, common law and other lien rights in and to the Collateral to the lien rights of any lenders of Tenant or any third-party lien rights over the Collateral that predate the date of this Lease. Tenant shall promptly reimburse Landlord on demand for all of Landlord’s costs and expenses, including, without limitation, attorneys’ fees and costs, incurred in connection with its review, negotiation and execution of any such documentation.
21.Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term by Tenant or a Tenant Party, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord’s option, Tenant shall (not later than ten (10) days after the expiration or earlier termination of the Lease) remove such alterations, additions (including stairs and bank vaults), improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request; provided, however, Tenant shall only be required to remove Alterations to the extent Landlord has required in writing delivered to Tenant concurrently with Landlord’s approval of such Alterations. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 20. Notwithstanding anything to the contrary, in no event shall Tenant be obligated to remove or restore any of the improvements existing in the Premises as of the Commencement Date (including the Work, as defined in Exhibit D attached hereto). The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

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22.Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term; and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred twenty five percent (125%) of the Base Rent payable during the last month of the Term.
23.Certain Rights Reserved by Landlord. Landlord shall have the following rights:
(a)Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about Phase One or Project, as applicable, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building; provided, however Landlord shall use commercially reasonable efforts to not materially and adversely interfere with Tenant’s use and enjoyment of the Premises or Common Areas. If in exercising its rights under this Section 23(a) (i) access to the Premises is prohibited or blocked or the Premises is not tenantable for the Permitted Use, (ii) Tenant ceases its business operations within the Premises as a result thereof, and (iii) such interference continues for three (3) days after written notice thereof from Tenant to Landlord, then Tenant shall have the right to abate Rent until access is restored or the Premises becomes tenantable, as applicable.
(b)Access Control. To take such reasonable access control measures as Landlord deems advisable (provided, however, that any such access control measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that all such security matters are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time;

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(c)Repairs and Maintenance. After not less than forty-eight (48) hours prior written notice to Tenant (except in the event of emergency in which case no notice is required), to enter the Premises at all reasonable hours to perform Landlord’s repair and maintenance obligations and rights under this Lease. Landlord shall make commercially reasonable efforts to avoid interrupting Tenant’s business operations by performing non- emergency work outside of Normal Business Hours. If in exercising its rights under this Section 23(c) (i) access to the Premises is prohibited or blocked or the Premises is not tenantable for the Permitted Use, (ii) Tenant ceases its business operations within the Premises as a result thereof, and (iii) such interference continues for three (3) days after written notice thereof from Tenant to Landlord, then Tenant shall have the right to abate Rent until access is restored or the Premises becomes tenantable, as applicable.
(d)Prospective Purchasers and Lenders. After not less than forty-eight (48) hours prior written notice to Tenant, to enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; provided, Tenant shall have the right to have a Tenant representative accompany Landlord during such showing; and
(e)Prospective Tenants. After not less than forty-eight (48) hours prior written notice to Tenant, at any time during the last six (6) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term), to enter the Premises at all reasonable hours to show the Premises to prospective tenants; provided, Tenant shall have the right to have a Tenant representative accompany Landlord during such showing.
(f)Premises Access. Landlord shall retain a key for all of the office doors for the Premises, excluding Tenant’s vaults, safes, cabinets, desks, files or any rooms within the Premises designated by Tenant as “confidential” or “secure”. Landlord shall have the right to use any and all means to open the doors to the Premises in an emergency in order to obtain entry thereto without liability to Tenant therefor. Any entry to the Premises by Landlord by any of the foregoing means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Premises or any portion thereof, and shall not relieve Tenant of its obligations hereunder.
24.Intentionally Omitted.
25.Hazardous Materials.
(a)During the term of this Lease, Tenant shall comply with all Environmental Laws (as defined in Section 25(i) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.
(b)Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 25(i) hereof) on the Premises, or the Project, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Project except for limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and in compliance with all applicable Environmental Laws.

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(c)At any time and from time to time during the term of this Lease, Landlord may perform, at Tenant’s sole cost and expense, an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment; and the cost of such assessment shall be immediately due and payable within thirty (30) days of receipt of an invoice therefor.
(d)Tenant will immediately advise Landlord in writing of any of the following:(1) any pending or threatened Environmental Claim (as defined in Section 25(i) below) against Tenant relating to the Premises or the Project; (2) any condition or occurrence on the Premises or the Project that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Project. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.
(e)[Intentionally Omitted]
(f)Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Project which is caused or permitted by Tenant or a Tenant Party and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.
(g)To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.
(h)All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

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(i)“Hazardous Materials” means: (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) ”Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.
(j)Landlord agrees to indemnify, defend and hold harmless Tenant and any Tenant Party from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Tenant or any Tenant Party directly or indirectly based on, or arising or resulting from the actual or alleged presence of Hazardous Materials on the Project which was not caused, permitted, exacerbated or contributed in any way by Tenant or a Tenant Party. The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.
26.Miscellaneous.
(a)Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.
(b)Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of Phase One or Project shall be limited to Tenant’s actual direct, but not consequential (or other speculative), damages

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therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, to the extent allowed by Law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation, the Building.
(c)Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance) and Tenant’s obligations pursuant to Exhibit D attached hereto, whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations, or Restrictions, or any other causes of any kind whatsoever which are beyond the control of such party (any such event being referred to herein as a “Force Majeure Event”).
(d)Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic Lease Information. Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant. The foregoing indemnity shall survive the expiration or earlier termination of the Lease. Landlord shall be solely responsible for payment of any broker fees or commissions due to the brokers set forth in the Basic Lease Information pursuant to the terms and conditions of a separate agreement.
(e)Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) business days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit G.
(f)Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during Normal Business Hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.
(g)Severability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.
(h)Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be

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deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.
(i)Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.
(j)No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.
(k)No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.
(l)Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.
(m)Waiver of Jury Trial. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE. Landlord and Tenant agree and intend that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(d)(2). Each party hereby authorizes and empowers the other to file this Section 26(m) and this Lease with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.
(n)Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located (the “State”).
(o)Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or

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denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.
(p)Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.
(q)Financial Reports. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) to Landlord’s advisors and consultants; and (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.
(r)Landlord Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs, subject to any express limitations or caps set forth in this Lease. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.
(s)Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

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(t)Representations and Warranties.
(i)Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).
(ii)Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (A) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti- Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (D) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (E) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (F) a person or entity who is affiliated with a person or entity listed in items (A) through (E), above.
(iii)At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 26(t).
(u)Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; provided, however, Landlord’s consent shall not be required for Tenant to share such information with its attorneys, accountants, Affiliates or prospective assignees or subtenants. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.
(v)Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.

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(w)Adjacent Excavation. If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall afford the person causing (or authorized to cause) such excavation access to the Premises for the purpose of doing such work as said person shall deem necessary to preserve or protect the Building or any portion thereof from injury or damage and to support the same by proper foundation, in all events without any claim for damages or indemnity against Landlord or diminution or abatement of Rent.
(x)On-Site Refueling. If Tenant desires to refuel generators, forklifts, trucks or other vehicles or equipment at the Premises or Project, then prior to the commencement of any such refueling, Tenant shall comply with the provisions set forth in this Subsection 26(x). In no event shall any refueling occur outside and/or upon the Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Tenant hereby covenants and agrees that it shall at all times comply with all applicable federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, pertaining to secondary containment for fuel storage, distribution or transfer facilities (including without limitation the refueling of vehicles, equipment, generators, or other portable refueling operations), including but not limited to the Spill Prevention, Control, and Countermeasure Plan requirements contained in 40 CFR Part 112 (“SPCC”).
(i)Tenant shall obtain and maintain, in addition to the insurance coverages required in Section 11(a), environmental clean-up and liability insurance in amounts of no less than $2,000,000 per occurrence and pollution liability insurance in amounts of no less than $2,000,000 per occurrence, naming Landlord, Landlord’s property management company and Invesco as an additional insured and otherwise complying with the requirements of Section 11(a). The foregoing coverages are in addition to the coverages required by any contractors or subcontractors performing work at the Project, as more particularly described in Section 8(b)(iii). A copy of the certificates of insurance shall be provided to Landlord prior to commencement of any refueling activities.
(ii)Tenant shall provide Landlord with a formal Spill Management Plan (the “SMP”) for Landlord’s review and written approval. Such SMP must include at a minimum: (a) the types and amounts of fuel that will be used and/or stored at the Premises and Project; (b) the types and number of equipment and/or vehicles that will be refueled; (c) the name(s) of the contractor(s) which will be conducting the refueling and a copy of the contract with such contractor(s); (d) an insurance certificate evidencing that each such contractor maintains, in addition to the coverages described in Section 8(b)(iii), Contractors Pollution Liability insurance on an occurrence basis, in amounts of no less than $2,000,000 per occurrence, naming Tenant, Landlord, Landlord’s property management company and Invesco as additional insureds; (e) the days and times when such refueling will occur, and the location within the Premises or Project designated for refueling activities; (f) a list of the containment supplies that Tenant will have on-hand at all times; and (g) a contingency plan for spills. Tenant shall make such changes to the SMP as may be required by Landlord. No fueling activities shall occur until Landlord has approved Tenant’s SMP in writing. Landlord’s approval of the SMP shall not be a representation or warranty of Landlord that the SMP is adequate for any use or complies with the SPCC or any other Law, but shall merely be the consent of Landlord thereto. Tenant shall comply with, and shall cause each of its contractor’s to comply with, the final SMP that has been approved by Landlord. Tenant shall immediately notify Landlord in writing in the event of any spill at the Premises or Project related to the activities of Tenant or its contractors.

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	36

(iii)Fueling shall occur only over diesel resistive substrate (such as concrete) with methods of controlling run-off in place should a release occur, such control being in accordance with the SPCC and no less than the Landlord-approved SMP. If refueling at the Premises or Project could jeopardize or potentially invalidate a stormwater permit for the Premises or Project, Tenant shall perform such work as may be required (including without limitation installing curbing around fueling operations at Tenant’s cost, in a location and in accordance with plans approved in advance in writing by Landlord), such that there is no adverse effect to such permit and said permit remains valid and in good standing.
(iv)Any and all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Landlord or the Indemnitees in connection with refueling operations at the Premises or Project shall be deemed Hazardous Materials Indemnified Matters, as defined in Section 25(f).
(y)List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A -	Outline of Premises
Exhibit B-1 -	Phase One Land
Exhibit B-2 -	Phase Two Land
Exhibit B-3 -	Project Land
Exhibit C -	Additional Rent, Taxes and Insurance
Exhibit D -	Tenant Finish-Work
Exhibit E -	Building Rules and Regulations
Exhibit F -	Form of Confirmation of Commencement Date Letter
Exhibit G -	Form of Tenant Estoppel Certificate
Exhibit H -	Renewal Option
Exhibit I -	Intentionally Deleted
Exhibit J -	Moisture and Mold Control Instructions
Exhibit K -	Parking Rules and Regulations
27.Other Provisions.
(a)Termination Option. In the event that Landlord and Tenant enter into a new lease agreement for another space within the Project during the Term hereof, which new space is at least fifty percent (50%) larger in rentable square footage than the Premises described herein, Tenant shall have the right to terminate this Lease upon thirty (30) days’ prior written notice to Landlord.
(b)Tenant Access. Subject to the terms and conditions set forth in this Lease, Tenant shall have access to the Project, Building, Premises and parking twenty-four (24) hours per day, three hundred sixty-five (365) days per year. Landlord grants Tenant, its agents, employees, contractors, subcontractors and vendors the right to enter the Premises for a period of one (1) month prior to the Commencement Date (the “Fixturing Period”) for the purpose of installing its furniture, fixtures and equipment, provided such access does not interfere with Landlord’s work set forth in the Work Letter in Exhibit D attached hereto. Tenant shall have no

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obligation to pay Rent during the Fixturing Period and Landlord shall use good faith efforts to provide Tenant notice (which may be given orally or via e-mail) two (2) weeks prior to Landlord’s anticipated commencement of the Fixturing Period to provide Tenant with time to mobilize in connection therewith.
(c)Security. Subject to Landlord’s reasonable approval, Tenant shall be entitled, at its sole cost and expense and in accordance with the other terms and conditions of this Lease, to install its own security system for the Premises, which shall be located within the Premises and which shall not unreasonably interfere with the Building’s Systems; provided, however, that Tenant shall have the right to interface its security systems with the Building security panel at Tenant’s sole cost and expense.
(d)No Relocation. Landlord shall have no right to relocate Tenant to another Premises during the Term (or any extensions thereof).
(e)Supplemental HVAC. As of the date hereof, there is a supplemental HVAC unit in the server room within the Premises (the “Supplemental HVAC”). Landlord shall deliver the Supplemental HVAC to Tenant on the Commencement Date in good working order. Within thirty (30) days of the Commencement Date, Tenant shall inform Landlord in writing if Tenant intends on using the Supplemental HVAC. Should Tenant so inform Landlord, Tenant shall be responsible, at its cost and expense, to maintain and repair the Supplemental HVAC in good working order with a servicer that is reasonably approved by Landlord and Landlord shall have no responsibility therefor.
28.Disclaimer. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	38

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	WESTLAKE PARK PLACE, INC., a Delaware corporation

	By:	/s/ Cain Kirk
	Name:	Cain Kirk
	Title:	Vice President
	Execution Date:	1/31/19

TENANT	ARCUTIS, INC., a Delaware corporation

	By:	/s/ Frank Watanabe
	Name:	Frank Watanabe
	Title:	President and CEO
	Execution Date:	17 Jan 19

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	39

EXHIBIT A
OUTLINE OF PREMISES

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	A-1

EXHIBIT B-1
DESCRIPTION OF THE PHASE ONE LAND
Unit Nos. 1, 2, 6, 7, and 8, Westlake Park Place, according to the Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for Westlake Park Place, recorded on June 18, 2013 as Instrument No. 00109053, in the official records of Ventura County, California, and as shown and described in the Condominium Plan for Westlake Park Place, recorded on June 18, 2013 as Instrument No. 0010909054, in the official records of Ventura County, California, together with an undivided five-eighths (5/8th) fee simple interest as tenant-in- common in and to the “Common Area” as described in said declaration and depicted on said condominium plan.

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EXHIBIT B-2
DESCRIPTION OF THE PHASE TWO LAND
Unit Nos. 3, 4, and 5, Westlake Park Place, according to the Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for Westlake Park Place, recorded on June 18, 2013 as Instrument No. 00109053, in the official records of Ventura County, California, and as shown and described in the Condominium Plan for Westlake Park Place, recorded on June 18, 2013 as Instrument No. 0010909054, in the official records of Ventura County, California, together with an undivided three-eighths (3/8th) fee simple interest as tenant-in- common in and to the “Common Area” as described in said declaration and depicted on said condominium plan.

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EXHIBIT B-3
DESCRIPTION OF THE PROJECT LAND
Unit Nos. 1, 2, 3, 4, 5, 6, 7, and 8, Westlake Park Place, according to the Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for Westlake Park Place, recorded on June 18, 2013 as Instrument No. 00109053, in the official records of Ventura County, California, and as shown and described in the Condominium Plan for Westlake Park Place, recorded on June 18, 2013 as Instrument No. 0010909054, in the official records of Ventura County, California, together with an undivided eight-eighths (8/8th) fee simple interest as tenant-in-common in and to the “Common Area” as described in said declaration and depicted on said condominium plan.

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EXHIBIT C
ADDITIONAL RENT, TAXES, AND INSURANCE
1.Additional Rent. Tenant shall pay to Landlord the amount (per each rentable square foot in the Premises) (“Additional Rent”) by which the annual Operating Costs (defined below) per rentable square foot in the Project for each year of the Term exceed the annual Operating Costs per rentable square foot in the Project for calendar year 2019 (the “Base Year”). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term after the first (1st) anniversary of the Commencement Date, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time (but no more frequently than twice in any calendar year), Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year. Operating Costs for the Base Year, for the purpose of comparisons of the Base Year with subsequent years only, shall be calculated so as to not include market-wide labor-rate increases due to extraordinary circumstances, including boycotts and strikes; utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargos or other shortages; or amortized costs relating to capital improvements.
2.Operating Costs. The term “Operating Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of Phase One or Project, as applicable, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees engaged in the management, operation, maintenance or repair of Phase One or Project, as applicable, or the control of access thereto (in each case together with Landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or repair of Phase One or Project, as applicable, or the control of access thereto), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair and replacement of Phase One or Project, as applicable, or the control of access thereto; (c) costs for improvements made to Phase One or Project, as applicable which, although capital in nature, are (i) expected to reduce the normal operating costs (including all utility costs) of Phase One or Project, as applicable, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, as well as (iii) capital improvements made to improve the health, safety and welfare of the Building and its occupants, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as

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determined by Landlord in its reasonable discretion; (d) cost of all utilities (provided, however, any fees collected from tenants within the Project for after-hours HVAC or above standard utility usage shall be applied to such costs); (e) repairs, replacements, and general maintenance of Phase One or Project, as applicable; (f) fair market rental and other costs with respect to the management office for the Phase One or Project, if any; and (g) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair or replacement of Phase One or Project, as applicable, or the control of access thereto. Operating Costs shall be equitably allocated among the Building and the other buildings within the Project, as reasonably determined by Landlord.
Operating Costs shall not include costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) leasing commissions; (5) legal expenses for services, other than those that benefit Phase One or Project tenants, as applicable (e.g., tax disputes); (6) renovating or otherwise improving leased premises of Phase One or Project, as applicable or vacant space in Phase One or Project, as applicable; (7) Taxes and Insurance which are paid separately pursuant to Sections 3 and 4 below; and (8) federal income taxes imposed on or measured by the income of Landlord from the operation of Phase One or Project, as applicable.
3.Taxes.
Tenant shall also pay Tenant’s Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Year. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to Phase One or Project, as applicable (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for Phase One or Project, as applicable, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as Phase One and the Project, and all rights to receive notices of reappraisement.
4.Insurance.
Tenant shall also pay Tenant’s Proportionate Share of any increases in Insurance Costs for each year and partial year falling within the Term over the Insurance Costs for the Base Year. Tenant shall pay Tenant’s Proportionate Share of Insurance Costs in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Insurance Costs” shall

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mean the costs incurred by Landlord for property, liability and other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.
5.Operating Costs and Tax and Insurance Statement. By May 1 of each calendar year, or as soon thereafter as reasonably practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 6 of this Exhibit, and of the Taxes and Insurance Costs for the previous year (the “Operating Costs, Tax and Insurance Costs Statement”). If Tenant’s estimated payments of Operating Costs or Taxes or Insurance Costs under this Exhibit C for the year covered by the Operating Costs, Tax and Insurance Costs Statement exceed Tenant’s share of such items as indicated in the Operating Costs, Tax and Insurance Costs Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs, Taxes or Insurance Costs under this Exhibit C for such year are less than Tenant’s share of such items as indicated in the Operating Costs, Tax and Insurance Costs Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises. Landlord shall have the same remedies for a default in the payment of Tenant’s Proportionate Share of Operating Costs, Taxes and Insurance Costs as for a default in the payment of Base Rent.
6.Gross-Up. With respect to any calendar year or partial calendar year in which the Phase One or Project, as applicable, is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Phase One or Project, as applicable, been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.
7.Base Year Adjustments. Operating Costs and Insurance Costs for the Base Year shall be adjusted as follows:
(1) if, in any calendar year following the Base Year, (a “Subsequent Year”), a new type of expense item (e.g. earthquake insurance) is included in Operating Costs or Insurance Costs which was not included in the Base Year Operating Costs or Insurance Costs, as applicable, then the cost of such new type of item at the time of the Base Year (as reasonably determined by Landlord) shall be added to the Base Year Operating Costs or Insurance Costs, as applicable for purposes of determining the Operating Costs or Insurance Costs, as applicable, payable under this Lease for such Subsequent Year; provided, however, in the event that the new line item is initially incurred for only a partial calendar year, the cost of such new line item shall be grossed up to represent a full calendar year for both the Base Year and the expense year in which the new line item first is incurred). During each Subsequent Year, the same amount shall continue to be included in the computation of Operating Costs or Insurance Costs, as applicable, for the Base Year, resulting in each such Subsequent Year Operating Costs or Insurance Costs, as applicable, only including the increase in the cost of such new item over the Base Year, as so adjusted. However, if in any Subsequent Year thereafter, such new item is not included in Operating Costs, no such addition shall be made to Base Year Operating Costs or Insurance Costs, as applicable. Conversely, as reasonably determined by Landlord, when an expense item that was originally included in the Base Year Operating Costs or Insurance Costs,

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as applicable, is, in any Subsequent Year, no longer included in Operating Costs or Insurance Costs, as applicable, then the cost of such item shall be deleted from the Base Year Operating Costs or Insurance Costs, as applicable, for purposes of determining the Operating Costs or Insurance Costs, as applicable, payable under this Lease for such Subsequent Year. The same amount shall continue to be deleted from the Base Year Operating Costs or Insurance Costs, as applicable, for each Subsequent Year thereafter that the item is not included.
8.Tenant Audit Rights. Provided that there are no uncured Events of Default then existing, within sixty (60) days after delivery of an Operating Costs, Tax and Insurance Costs Statement by Tenant ("Review Period"), if Tenant disputes the amount set forth in Landlord’s Operating Costs, Tax and Insurance Costs Statement, then Tenant may engage an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm of good repute and is not paid on a contingency fee basis) and such firm may, after reasonable written notice from Tenant to Landlord and at reasonable times (which shall be deemed to include normal business hours), inspect Landlord's records at Landlord's offices; provided, however, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant's exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 8, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the Lease in accordance with such Landlord’s Operating Costs, Tax and Insurance Costs Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the accountant firm as described below. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord's records one (1) time during any twelve (12) month period. No subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant's failure to dispute and/or complete the audit of the amounts set forth in Landlord’s Operating Costs, Tax and Insurance Costs Statement within the Review Period shall be deemed to be Tenant's approval of such Landlord’s Operating Costs, Tax and Insurance Costs Statement and Tenant, thereafter, waives the right or ability to dispute, review and/or audit the amounts set forth in such Landlord’s Operating Costs, Tax and Insurance Costs Statement. If the audit permitted hereunder proves that Tenant paid more than its share of the Operating Costs, Taxes or Insurance Costs, as applicable, by three percent (3%) or more, then the reasonable cost of the audit shall be paid for by Landlord, up to $5,000. Within thirty (30) days following the parties' receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such audit. Tenant agrees to keep, and to cause all of Tenant's employees, advisors, agents and consultants to keep, all of Landlord's books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such accounts, employees, advisors, agents and consultants to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

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EXHIBIT D
TENANT FINISH-WORK: ALLOWANCE
(Landlord Performs the Work)
1.Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.
2.Space Plans. On or before the execution of the Lease, Landlord has prepared and the parties have agreed upon a space plan dated December 12, 2018, depicting improvements to be installed in the Premises and which is attached hereto as Exhibit D-1 (the “Space Plan”). Tenant acknowledges and agrees that it shall be responsible for the cost of such Space Plan which shall be due and payable to Landlord upon demand, provided, however, Landlord agrees to contribute fifteen cents ($0.15) per RSF of the Premises over and above the Construction Allowance to the cost of preparing such Space Plan.
3.Working Drawings.
(a)Preparation and Delivery. On or before the date which is fifteen (15) days following the date on which this Lease is fully executed by both Landlord and Tenant, Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Premises and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned).
(b)Approval Process. Tenant shall notify Landlord whether it approves of the submitted working drawings within three (3) Business Days after Landlord’s submission thereof. If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within three (3) Business Days after such notice, revise such working drawings in accordance with Tenant’s objections and submit the revised working drawings to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within one (1) Business Day after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant. If Tenant fails to notify Landlord that it disapproves of the initial working drawings within three (3) Business Days (or, in the case of resubmitted working drawings, within one (1) Business Day) after the submission thereof, then Tenant shall be deemed to have approved the working drawings in question. Any delay caused by Tenant’s unreasonable withholding of its consent or delay in giving its written approval as to such working drawings shall constitute a Tenant Delay Day (defined below). Each day after the time period set forth above for Tenant to review and approve or to disapprove (specifying in reasonable detail the reasons for such disapproval) the working drawings which Tenant does not so approve or disapprove, as applicable, shall constitute a Tenant Delay Day.
(c)Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or any of the Building’s Systems, then the working drawings pertaining thereto must be approved by Landlord’s engineer. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	D-1

(including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s Common Areas or elevator lobby areas (if any), (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with the work listed below and any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings.
“Work” shall include, without limitation, all of the following which shall be consistent with the Space Plan:
–New carpet and/or hard surface (vinyl or tile) flooring (with base board) throughout the Premises;
–New paint (two colors to be selected by Tenant);
–Ceiling and lighting to be in good working order (replace any broken or stained ceiling tiles);
–Construction an (open) break room with upper and lower cabinetry (with finishes subject to Tenant’s reasonable approval), sink with coffee machine and a microwave;
–Construct one office near the entrance;
–Subdivide the large conference room into a smaller conference room and an office towards the rear portion of the space; and
–Convert small storage room into a phone room with glass insert.
4.Bidding of Work. Prior to commencing the Work, Landlord shall competitively bid the Work to three (3) contractors approved by Landlord. If the estimated Total Construction Costs (defined in Section 8 below) are expected to exceed the Construction Allowance (defined in Section 9 below), Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations. In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within two (2) Business Days after Landlord’s submission thereof to Tenant. If Tenant fails to notify Landlord of its election within such two (2) Business Day period, Tenant shall be deemed to have approved the bids. Within five (5) Business Days following Landlord’s submission to Tenant of the initial construction bids under the foregoing provisions (if applicable), Tenant shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor,

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the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the Construction Allowance, failing which each day after such five (5) Business Day period shall constitute a Tenant Delay Day.
5.Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (1) if such requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (b) the exterior appearance of the Building, or (c) the appearance of the Building’s Common Areas or elevator lobby areas (if any), or (2) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.
6.Definitions. As used herein, a “Tenant Delay Day” shall mean each day of delay in the performance of the Work that occurs (a) because of Tenant’s failure to timely deliver or approve any required documentation such as the Space Plans or Working Drawings, (b) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans, Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (c) because of any change by Tenant to the Space Plans or Working Drawings, (d) because Tenant fails to attend any meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans, Working Drawings, or in connection with the performance of the Work (provided Tenant has received not less than forty-eight (48) hours prior notice thereof, which may be given orally or via e-mail), (e) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials, or (f) because a Tenant Party otherwise delays completion of the Work (each such instance, being referred to herein as a “Tenant Delay”). As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises has been performed in substantial accordance with the Working Drawings, as reasonably determined by Landlord (other than any details of construction, mechanical adjustment or other similar matter, the noncompletion of which does not materially interfere with Tenant’s use or occupancy of the Premises).
7.Walk-Through; Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and within three (3) Business Days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within thirty (30) days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	D-3

8.Excess Costs. The entire cost of performing the Work (including design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, and the construction supervision fee referenced in Section 10 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord fifty percent (50%) of the amount by which Total Construction Costs exceed the Construction Allowance (the “Advance Excess Construction Cost Payment”). If Tenant exercises its right to terminate this Lease pursuant to Section 3(a), then Landlord shall promptly reimburse Tenant fifty percent (50%) of the Advance Excess Construction Cost Payment. Upon Substantial Completion of the Work and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, and (2) the amount of the Construction Allowance. In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the Lease.
9.Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $7.00 per rentable square foot in the Premises (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. The Construction Allowance must be used within six (6) months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto.
10.Construction Management. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to five percent (5%) of the Total Construction Costs (excluding the construction supervision fee).

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	D-4

11.Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	CBRE
c/o Brad Heath
24303 Town Center Drive, Suite 160
Valencia, CA 91355
Telephone: 661-255-0765
Telecopy: 661-255-9762

Tenant’s Representative:	Arcutis, Inc.
Attn: Frank Watanabe, President & CEO
70 Willow Road, Suite 200
Menlo Park, CA 94025
Telephone: 650-847-4115 x701
Email: tfw@arcutis.com

12.Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 21 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	D-5

EXHIBIT D-1
Space Plan

NEW OFFICE-1
10'-0"x9'-4"
CARPET
T.V.
RECESSED FLOOR BOX POWER / 2" CONDUIT AV
S.L.
OFFICE-2
15'-2"x13'-0"
CARPET
STOR.
9'-5"x5'-1"
STOR.
10'-5"x5'-7"
CARPET
NEW FRENCH DOOR
OFFICE-3
11'-9"x13'-0"
CARPET
BREAK
12'-11"x12'-0"
VCT
ALT. LVT
DW
OFFICE-4
11'-9"x11'-10"
CARPET
BLDG. STAIR VESTIBULE
OFFICE-5
11'-10"x12'-1"
CARPET
ELEV
ELEV
UP
STAIR A
MACHINE ROOM
B107
T.V.
MAIL
OFFICE-7
12'-2"x8'-0"
CARPET
S.L.
S.L.
T.V.
CONF.
22'-6"x12'-2"
CARPET
T.V.
T.V.
RECESSED FLOOR BOX POWER / 2" CONDUIT AV
OFFICE-6
13'-9"x16'-0"
CARPET
RECESSED FLOOR BOX POWER / 2" CONDUIT AV

NOTE:

The layout, dimensions, and designs depicted in this document are subject to change or modification upon review and approval by the local building official through a formal plan check/permit process. No construction is to commence or be performed based upon this document. Any person or entity that does perform construction from this document assumes full responsibility for all applicable building code compliance.

APPROVED:
TENANT ______________
SIGNATURE ______________
DATE ______________

NORTH

WESTLAKE PARK PLACE
2945 TOWNSGATE ROAD, SUITE #110
REV. CONCEPT. SPACE PLAN – 12/12/18

SCALE: NTS

0' 2' 4' 8' 16'

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	D-1-1

EXHIBIT E
BUILDING RULES AND REGULATIONS
The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:
1.Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.
2.Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.
3.No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.
4.[Intentionally Omitted]
5.If the Building is multi-tenant, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.
6.Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.
7.Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.
8.Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	E-1

9.No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).
10.Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.
11.No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, other than those used for Tenant’s employees.
12.Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.
13.No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.
14.Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.
15.Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.
16.The Premises shall not be used for any use that is disreputable or may draw protests.

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	E-2

EXHIBIT F
CONFIRMATION OF COMMENCEMENT DATE
_____________, 2019

Re: Lease Agreement (the “Lease”) dated ____________, 2019, between ____________________________, a __________________________(“Landlord”), and ______________________, a __________________ (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.
Ladies and Gentlemen:
Landlord and Tenant agree as follows:
1.Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.
2.Commencement Date. The Commencement Date of the Lease is __________, 2019.
3.Expiration Date. The Term is scheduled to expire on the last day of the 30th full calendar month of the Term, which date is ______________, 2021.
4.Contact Person. Tenant’s contact person in the Premises is:

Attention:
Telephone:
Telecopy:
5.Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	F-1

defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
6.Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.
Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

[Property Manager]

a

By:
Name:
Title:

Agreed and accepted:

[TENANT’S SIGNATURE BLOCK],
a

By:
Name:
Title:

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	F-2

EXHIBIT A
PUNCHLIST ITEMS
Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	F-3

EXHIBIT G
FORM OF TENANT ESTOPPEL CERTIFICATE
The undersigned is the Tenant under the Lease (defined below) between _____________________, a ______________________, as Landlord, and the undersigned as Tenant, for the Premises on the ____________ floor(s) of the office building located at ___________________________,_________ and commonly known as ________________, and hereby certifies as follows:
1.The Lease consists of the original Office Lease Agreement dated as of __________________, 2019 between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):
___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________.
The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.
2.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.
3.The Term commenced on _______________, 2019, and the Term expires, excluding any renewal options, on _________________, 2021, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.
4.Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):
_______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________.
5.All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ____________. The current monthly installment of Base Rent is $____________.
6.All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	G-1

7.As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.
8.No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.
9.If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
10.There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.
11.Other than as approved by Landlord in writing and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
12.All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.
Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.
Executed as of _______________________, 20 ___.

TENANT:
a

By:
Name:
Title:

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	G-2

EXHIBIT H
RENEWAL OPTION
If Tenant has not committed an Event of Default at any time during the Term, and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease with respect to the entire Premises only for one (1) additional period of three (3) years (“Extension Term”), by delivering written notice of the exercise thereof to Landlord not earlier than fifteen (15) months nor later than six (6) months before the expiration of the Term. The Base Rent payable for each month during such extended Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term. Within thirty (30) days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any (the “Rent Adjustment Notice”). Tenant shall, within ten (10) business days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant fails to respond to Landlord’s Rent Adjustment Notice in such 10-business day period, time being of the essence, then Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to extend or renew this Lease.
If Landlord and Tenant are unable to agree on the Prevailing Rental Rate during the Extension Term within ten (10) days of receipt by Tenant of the Rent Adjustment Notice, then Landlord and Tenant each, at its sole cost and by giving written notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least ten (10) years’ full-time commercial real estate brokerage experience in the geographical area of the Premises to give its determination of the Prevailing Rental Rate for the Premises during the Extension Term. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given written notice of the name of its broker, the single broker appointed shall be the sole broker and shall conclusively determine the Prevailing Rental Rate during the Extension Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Prevailing Rental Rate. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, then the two (2) brokers shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) business days after the last day the two (2) brokers are given to set the Prevailing Rental Rate. In addition, each of the two (2) brokers shall submit to the other prior to the end of such second (2nd) ten (10) day period their respective good faith estimate of the Prevailing Rental Rate. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days’ written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. If either of the first two (2) brokers fails to submit their respective opinion of the Prevailing Rental Rate within the time frames set forth below, then the single Prevailing Rental Rate submitted shall automatically be the initial monthly Base Rent for the Extension Term and shall be binding upon Landlord and Tenant. Landlord and Tenant each shall bear one-half (½) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Prevailing Rental Rates for the Premises, which may be one or the other of the Prevailing Rental Rates submitted by the first two (2) brokers, or a different

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	H-1

rate not greater than the higher nor lower than the lesser of the Prevailing Rental Rates submitted by the first two (2) brokers. The determination of the Prevailing Rental Rate by the third broker shall be conclusive and binding upon Landlord and Tenant.
Upon agreement or determination of the Prevailing Rental Rate as set forth herein, on or before the commencement date of the Extension Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:
(a)Base Rent shall be adjusted to the Prevailing Rental Rate;
(b)Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and
(c)Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.
Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises except to a Permitted Transferee in accordance with the terms and conditions of this Lease, (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (4) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease.

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	H-2

EXHIBIT I
INTENTIONALLY DELETED

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	I-1

EXHIBIT J
MOISTURE AND MOLD CONTROL INSTRUCTIONS
Because exercising proper ventilation and moisture control precautions will help maintain Tenant’s comfort and prevent mold growth in the Premises, Tenant agrees to adopt and implement the following guidelines, to avoid enveloping excessive moisture or mold growth:
1.Report any maintenance problems involving water, moist conditions, or mold to the Property Manager promptly and conduct its required activities in a manner that prevents unusual moisture conditions or mold growth.
2.Do not block or inhibit the flow of return or make up air into the HVAC system. Maintain the Premises at a commercially reasonable consistent temperature.
3.Maintain water in all drain taps at all times.

Dated:	, 2019

TENANT:

Arcutis, Inc., a Delaware corporation

By:
Name:
Title:

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	J-1

EXHIBIT K
PARKING RULES AND REGULATIONS
The following rules and regulations shall govern the use of the parking facilities designated in the Lease in connection with the use of the Premises.
1.Landlord assumes no responsibility for any damage to any vehicle parked in the parking areas or for any goods left in any such vehicle. All such liability is specifically assumed by the operator of any such vehicle as a condition of parking.
2.Tenant shall not (a) park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project, (b) park or permit its employees, guests, invitees or visitors to park in the residential or commercial neighborhoods contiguous to the Project, (c) leave vehicles in the parking areas overnight, or (d) park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks. No propane or natural gas powered vehicles shall be allowed to park in the parking areas.
3.Parking cards, stickers, or any other devices or forms of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Landlord reserves the right to (a) require that a reasonable security deposit be paid to Landlord for each parking area or Building access card issued to Tenant, and (b) change the location of Tenant’s reserved parking spaces, if any, from time to time.
4.No overnight or extended term storage of vehicles shall be permitted.
5.Vehicles must be parked entirely within painted stall lines of a single parking stall.
6.All directional signs and arrows must be observed.
7.The speed limit within all parking areas shall be five (5) miles per hour.
8.Parking is prohibited in any area other than those specifically designated for parking.
9.All parkers are required to park and lock their own vehicles. All responsibility for damage to vehicles is assumed by the parker.
10.Loss or theft of parking identification devices must be reported to Landlord’s asset management office for the Project immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.
11.Any parking identification devices reported lost or stolen found on any unauthorized vehicle will be confiscated and the illegal holder will be subject to prosecution.

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	K-1

12.Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.
13.The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.
14.Tenant’s continued right to use any parking spaces in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in this Lease. Further, if this Lease terminates for any reason whatsoever, Tenant’s right to use the parking spaces in the parking facilities shall terminate concurrently with the Lease.
15.Tenant agrees to sign a parking agreement reasonably acceptable to Tenant with Landlord or Landlord’s parking operator within fifteen (15) business days of request, which agreement shall provide the manner of payment of monthly parking fees and otherwise be consistent with this Lease and these rules and regulations.
16.Landlord reserves the right to refuse the sale of parking cards, stickers or other parking identification devices to any tenant or person or their respective agents or representatives who willfully refuse to comply with these rules and regulations and all posted or unposted city, state or federal ordinances, laws or agreements.
17.Tenant and its employees shall comply with any traffic management and/or environmental regulation program now or hereafter in effect, whether imposed by local, regional, state or federal governmental or quasi-governmental agencies (collectively, “TDM Program”) which has been or may hereafter be applicable to Tenant, the Building or the Project. Tenant acknowledges that such a TDM Program may cause Tenant inconvenience, but nonetheless agrees to cooperate in the formation of, and comply with the provisions of, any such TDM Program. Additionally, Tenant shall (a) participate in any employee commute transportation surveys reasonably required by Landlord, and (b) adhere to measures that Landlord may enact in order to comply with existing and future laws relating to traffic control or flow applicable to the Project. Any breach by Tenant of any of its covenants in this Paragraph 17 may result in penalty fees being assessed against Landlord; therefore, Tenant shall be liable to Landlord for all such fees, plus interest thereon, assessed on account of any such breach, and that breach shall also constitute a material default under this Lease.
Landlord reserves the right to modify these rules and regulations or adopt such other commercially reasonable and nondiscriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal at such vehicle owner’s expense.

OFFICE LEASE AGREEMENT Westlake Park Place, Thousand Oaks, California Arcutis, Inc.	K-2